AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2003

                                             REGISTRATION FILE NO. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RSI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                      56-1200363
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification No.)

                          28 EAST COURT STREET (29601)
                          POST OFFICE BOX 6847 (29606)
                           GREENVILLE, SOUTH CAROLINA
                           (864) 271-7171 (TELEPHONE)
                          ----------------------------
          (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

                RSI HOLDINGS, INC. AMENDED 2002 STOCK OPTION PLAN
                -------------------------------------------------
                              (Full title of plans)

                     JOE F. OGBURN, CHIEF FINANCIAL OFFICER
                               RSI HOLDINGS, INC.
                          102 W. MARION STREET (28150)
                           POST OFFICE BOX 520 (28151)
                             SHELBY, NORTH CAROLINA
                                 (704) 487-8977
                     ---------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             ANDREW B. COBURN, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
              (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                  Proposed Maximum            Proposed Maximum
Title of Each Class               Amount to                   Offering Price            Aggregate                Amount of
of Securities to be Registered    be Registered               Per Security              Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock........                2,500,000 shares          $0.23 (1)                 $340,566.64              $27.55
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the exercise price of $.07 is used for the purpose of calculating the registration fee as to 1,156,667 issued shares, the exercise price of $.077 is used for the purpose of calculating the registration fee as to 300,000 issued shares, $.15 is used for the purpose of calculating the registration fee as to 43,333 issued shares and the average of the high and low prices as reported by the OTC Bulletin Board of $0.23 on April 21, 2003 is used for purposes of calculating the registration fee as to 1,000,000 unissued shares.

                   The Exhibit Index appears on Page 8 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Not included in this Registration Statement but provided or to be provided to the participants in the following plans (the "Plans") of RSI Holdings, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

                  RSI Holdings, Inc. 2002 Stock Option Plan

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not included in this Registration Statement but provided or to be provided to the Plan's participants pursuant to Rule 428(b) of the Securities Act.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents or portions thereof are hereby incorporated by reference:

          The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2002, Commission File No. 0-18091.

          The Company's Quarterly Report on Form 10-QSB for the period ended November 30, 2002 filed on January 14, 2003, Commission File No. 0-18091.

          The Company's Quarterly Report on Form 10-QSB for the period ended February 28, 2003 filed on April 11, 2003, Commission File No. 0-18091.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2001 fiscal year.

          The description of the Company's common stock contained in or incorporated into the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on November 3, 1989, Commission File No. 0-18091.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 55, Article 8, Sections 51 through 58 the North Carolina General Statutes, as amended, (the "Statutes") relating to permissible, mandatory and court-ordered indemnification of directors of North Carolina corporations in certain instances, are set forth in Exhibit 99.2 of this Registration Statement and are incorporated herein by reference.

         Article VII of the Company's Bylaws provides as follows:

                  "Section 1: Indemnification of Directors and Officers. Each director and officer of the Corporation shall be indemnified by the Corporation against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation (whether or not he continues to be a director or officer at the time of incurring such expenses), except in relation to matters as to which he shall finally be adjudged in such suit, action or proceeding to be personally liable. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law."

         The Articles of Amendment to the Articles of Incorporation of the registrant filed with the North Carolina Secretary of State's office on November 15, 1989 provide as follows:

                  Article X - "To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter by amended, a director of the Corporation shall not be liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director."

                  Article XII - "(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, site or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article XII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the North Carolina Business Corporation Act requires, the payment of such expenses incurred by a person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) If a claim under paragraph (a) of this Article XII is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for reasonable expense incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the North Carolina Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard conduct set forth in the North Carolina Business Corporation Act, nor an actual determination by the Corporation (including its board of director, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the North Carolina Business Corporation Act."

         The Plan provides for indemnification of the members of the Committee, defined in the Plan as the compensation committee of the Company's board of directors which administers the Plan, as follows:

         "In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorneys' fees and costs, actually and necessarily incurred in connection with the investigation and defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Articles of Incorporation, as amended: Incorporated by reference to Exhibits 3.2 and 3.2.2 to the Registration Statement on Form S-4 of RSI Corporation and Porter Brothers, Inc, File No. 33-30247 (the "Form S-4").

4.2 Articles of Amendment and Certificate of Reduction of Capital of Porter Brothers, Inc.: Incorporated by reference to Exhibit 4.1 to the Form 8-K filed by the Company on November 28, 1989, File No. 0-18091.

4.3       Articles of Amendment to the Articles of Incorporation  dated June 10,
          2002.

4.4 Bylaws of the Company: Incorporated by reference to Exhibit 3.2.1 of the Form S-4.

4.7 Specimen certificate for common stock of the Company: Incorporated by reference to Exhibit 4.1.2 of the Form S-4.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of RSI Holdings, Inc.

23.1      Consent of Elliott Davis, LLC.

23.2      Consent  of  Wyche,  Burgess,  Freeman &  Parham, P.A.:  contained  in
          Exhibit 5.1.

24.1      Power  of  Attorney:   Contained  on  the  signature  page  of    this
          Registration Statement.

99.1      RSI Holdings, Inc. Amended 2002 Stock Option Plan.

99.2 Chapter 55, Article 8, Sections 51 through 58 of the North Carolina General Statutes, as amended.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, RSI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on April 14, 2003.

                              RSI HOLDINGS, INC.


                              By: /s/ Buck A. Mickel
                                  Buck A. Mickel
                                  President & Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Buck A. Mickel and Joe F. Ogburn and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE                                   TITLE                                            DATE

/s/ Buck A. Mickel                          President and Chief Executive Officer        April 14, 2003
Buck A. Mickel                              Chairman of the Board of Directors
                                            (Principal Executive Officer)

/s/ Joe F. Ogburn                           Chief Financial Officer,                     April 17, 2003
Joe F. Ogburn                               Secretary, Treasurer and Director
                                            (Principal Accounting and Financial Officer)

/s/ C. C. Guy                               Director                                     April 21, 2003
C. C. Guy

/s/ Charles M. Bolt                         Director                                     April 15, 2003
Charles M. Bolt

/s/ Charles C. Mickel                       Director                                     April 14, 2003
Charles C. Mickel

                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit


4.3       Articles of Amendment to the Articles of Incorporation dated  June 10,
          2002.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of RSI Holdings, Inc.

23.1      Consent of Elliott Davis, LLC.

23.2      Consent of Wyche,  Burgess,  Freeman  &  Parham,  P.A.:   Contained in
          Exhibit 5.1.

24.1      Power  of  Attorney:   Contained  on  the  signature  page  of    this
          Registration Statement.

99.1      RSI Holdings, Inc. Amended 2002 Stock Option Plan.

99.2 Chapter 55, Article 8, Sections 51 through 58 of the North Carolina General Statutes, as amended.